Exhibit 99.1

ICR

Investor Relations:

Don Duffy/Raphael Gross, 203-682-8200

or

Media:

John Flanagan/Liz Brady, 203-682-8200

McCormick & Schmick’s Seafood Restaurants, Inc. Reports Preliminary Third Quarter Revenues and Comparable Restaurant Sales

Company to Present at Wachovia 2008 Consumer Growth Conference

Portland, Oregon – (Business Wire) – October 13, 2008 – McCormick & Schmick’s Seafood Restaurants, Inc. (Nasdaq: MSSR) today reported preliminary revenues and comparable restaurant sales for the fiscal third quarter ended September 27, 2008.

Preliminary revenues for the third quarter of 2008 are approximately $99.9 million, an increase of 13.4% over the third quarter of 2007, with a preliminary comparable restaurant sales decrease of approximately 5.5%. During the period, the Company opened new restaurants in Raleigh, North Carolina; Atlantic City, New Jersey; Edina, Minnesota; and Rosemont, Illinois.

Douglas Schmick, Chairman and Chief Executive Officer, said, “Our third quarter comparable sales are indicative of the extremely challenging economic environment, and in particular, the historic financial market volatility in September. The U.S. consumer continues to be impacted by high gas prices and general economic conditions, but we are continuing to reach out to the strongest and most loyal segments of our customer base with targeted messaging to mitigate the macro impact to our business. We will provide additional details regarding our third quarter financial results during our upcoming third quarter earnings conference call.”

As a reminder, the Company will present at the Wachovia 2008 Consumer Growth Conference on Tuesday, October 14, 2008 at 3:00 PM ET. Investors and interested parties can access the presentation by visiting the Company’s website at www.McCormickandSchmicks.com under the investor relations section.

About McCormick & Schmick’s Seafood Restaurants, Inc.

McCormick & Schmick’s Seafood Restaurants, Inc. is a leading seafood restaurant operator in the affordable upscale dining segment. The Company now operates 90 restaurants, including 84 restaurants in the United States and six restaurants in Canada under The Boathouse brand. McCormick & Schmick’s has successfully grown over the past 36 years by focusing on serving a broad selection of fresh seafood. McCormick & Schmick’s inviting atmosphere and high quality, diverse menu offering and compelling price-value proposition appeals to a diverse base of casual diners, families, travelers and the business community. To learn more, visit www.McCormickandSchmicks.com.

Forward-Looking Statements

This press release may contain forward looking statements. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward- looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: factors that could affect our ability to achieve and manage our planned expansion, such as the availability of qualified employees and the availability of a sufficient number of suitable new restaurant sites; changes in the availability and costs of food; potential fluctuation in our quarterly operating results due to seasonality and other factors; the continued service of key management personnel; our ability to protect our name and logo and other proprietary information; changes in consumer preferences, general economic conditions or consumer discretionary spending; health concerns about our food products; the impact of federal, state or local government regulations relating to our employees and the sale of food or alcoholic beverages; the impact of litigation; the potential effects of inclement weather or terrorist attacks; the effect of competition in the restaurant industry; cost and availability of capital; and other risk factors described from time to time in SEC reports filed by McCormick & Schmick’s Seafood Restaurants, Inc.